Exhibit 10.2

[Kinetik Letterhead]

[DATE]

[NAME OF ELIGIBLE EXECUTIVE]

Re:	Participation Agreement – Kinetik Holdings Inc. Executive Severance Plan

Dear [FIRST NAME OF ELIGIBLE EXECUTIVE]:

We are pleased to inform you that you have been designated as eligible to participate in the Kinetik Holdings Inc. Executive Severance Plan (as it may be amended from time to time, the “Plan”), as a Tier [1][2] Executive. Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Sections 7, 8, 9, 10 and 11 of the Plan, which create certain restrictions with respect to confidentiality, non-solicitation, ownership of intellectual property, non-disparagement and post-termination cooperation. You agree that the covenants within Sections 7, 8, 9, 10 and 11 of the Plan are reasonable in all respects.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance benefit policies, plans and arrangements of the Company or any other member of the Company Group (and supersedes all prior oral or written communications by the Company or any other member of the Company Group with respect to severance benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force and effect with respect to your participation therein.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan. This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [CONTACT] no later than [DATE].

[Signature Page Follows]

Sincerely,

KINETIK HOLDINGS INC.

By:
Name:
Title:

AGREED AND ACCEPTED this ____ day of __________, 202__ by:

[NAME OF ELIGIBLE EXECUTIVE]

ANNEX A

KINETIK HOLDINGS INC.

EXECUTIVE SEVERANCE PLAN

[See attached]